Exhibit 99.1

Saia Reports Record First Quarter Earnings per Share of $0.49

JOHNS CREEK, GA. – April 29, 2015 – Saia, Inc. (NASDAQ: SAIA), a leading transportation provider offering multi-regional less-than-truckload (LTL), non-asset truckload and logistics services, today reported first quarter 2015 results.

First Quarter 2015 Compared to First Quarter 2014 Results

•	Revenues were $293 million, a 2.2% decrease

•	Operating income increased 39% to $21.2 million compared to $15.2 million

•	Diluted earnings per share were $0.49 compared to $0.34

•	Operating ratio improved to 92.8 compared to 94.9

•	LTL tonnage decreased 6.6% as LTL shipments were down 2.8%

•	LTL revenue per hundredweight increased by 4.6% even with materially lower fuel surcharges

“Despite a first quarter that was more sluggish than typical, I am pleased to report that our focus on pricing, safety, network optimization and service enabled us to post significantly improved financial results. Difficult year over year shipment and tonnage comparisons were further challenged by winter weather, softness in the oil patch and our continued optimization of pricing programs.” said Saia President and Chief Executive Officer, Rick O’Dell.

“Our value proposition led to strong yield improvements and a better customer mix which were key to our achieving a record low first quarter operating ratio. Amidst seasonally improving demand trends and positive operational momentum, we look forward to the remainder of the year,” O’Dell added.

Financial Position and Capital Expenditures

Total debt was $107.6 million at March 31, 2015 and net debt to total capital was 22.1%. This compares to total debt of $79.7 million and net debt to total capital of 20.0% at March 31, 2014.

Net capital expenditures in the first quarter were $33.2 million including equipment acquired with capital leases. This compares to $8.2 million spent in the first quarter of 2014. The Company currently plans net capital expenditures in 2015 of approximately $125 million.

Conference Call

Management will hold a conference call to discuss quarterly results today at 11:00 a.m. Eastern Time. To participate in the call, please dial 888-510-1786 or 719-325-2315 referencing conference ID #3672683. Callers should dial in five to ten minutes in advance of the conference call. This call will be webcast live via the Company web site at www.saiacorp.com. A replay of the call will be offered two hours after the completion of the call through May 5, 2015 at 2:00 p.m. Eastern Time. The replay will be available by dialing 1-888-203-1112 or 719-457-0820.

Saia, Inc. First Quarter 2015 Results

Saia, Inc. (NASDAQ: SAIA) offers customers a wide range of less-than-truckload, non-asset truckload, expedited and logistics services. With headquarters in Georgia, Saia LTL Freight operates 147 terminals in 34 states. For more information on Saia, Inc. visit the Investor Relations section at www.saiacorp.com.

The Securities and Exchange Commission encourages companies to disclose forward-looking information so that investors can better understand the future prospects of a company and make informed investment decisions. This news release contains these types of statements, which are “forward-looking statements” within the meaning of the Private Securities Litigation Reform Act of 1995.

Words such as “anticipate,” “estimate,” “expect,” “project,” “intend,” “may,” “plan,” “predict,” “believe,” “should” and similar words or expressions are intended to identify forward-looking statements. Investors should not place undue reliance on forward-looking statements and the Company undertakes no obligation to update or revise any forward-looking statements. All forward-looking statements reflect the present expectation of future events of our management as of the date of this news release and are subject to a number of important factors, risks, uncertainties and assumptions that could cause actual results to differ materially from those described in any forward-looking statements. These factors, risks, assumptions and uncertainties include, but are not limited to, general economic conditions including downturns in the business cycle; the creditworthiness of our customers and their ability to pay for services; failure to achieve acquisition synergies; competitive initiatives and pricing pressures, including in connection with fuel surcharge; loss of significant customers; the Company’s need for capital and uncertainty of the current credit markets; the possibility of defaults under the Company’s debt agreements (including violation of financial covenants); possible issuance of equity which would dilute stock ownership; integration risks; the effect of litigation including class action lawsuits; cost and availability of qualified drivers, fuel, purchased transportation, real property, revenue equipment and other assets; governmental regulations, including but not limited to Hours of Service, engine emissions, the “Compliance, Safety, Accountability” (CSA) initiative, compliance with legislation requiring companies to evaluate their internal control over financial reporting, changes in interpretation of accounting principles and Homeland Security; dependence on key employees; inclement weather; labor relations, including the adverse impact should a portion of the Company’s workforce become unionized; cyber security risks; effectiveness of Company-specific performance improvement initiatives; terrorism risks; self-insurance claims and other expense volatility; increased costs as a result of recently enacted healthcare reform legislation; social media risk; and other financial, operational and legal risks and uncertainties detailed from time to time in the Company’s SEC filings. As a result of these and other factors, no assurance can be given as to our future results and achievements. A forward looking statement is neither a prediction nor a guarantee of future events or circumstances and those future events or circumstances may not occur.

# # #

CONTACT:	Saia, Inc.
Doug Col
dcol@saia.com
678.542.3910

Saia, Inc. and Subsidiaries

Condensed Consolidated Balance Sheets

(Amounts in thousands)

(Unaudited)

	March 31, 2015	December 31, 2014
ASSETS

CURRENT ASSETS:
Cash and cash equivalents	$196	$4,367
Accounts receivable, net	140,330	128,367
Prepaid expenses and other	55,492	56,902

Total current assets	196,018	189,636

PROPERTY AND EQUIPMENT:
Cost	924,466	891,145
Less: accumulated depreciation	417,271	407,505

Net property and equipment	507,195	483,640

OTHER ASSETS	36,310	13,169

Total assets	$739,523	$686,445

LIABILITIES AND STOCKHOLDERS’ EQUITY

CURRENT LIABILITIES:
Accounts payable	$57,346	$42,388
Wages and employees’ benefits	33,187	28,777
Other current liabilities	46,948	50,176
Current portion of long-term debt	9,560	9,138

Total current liabilities	147,041	130,479

OTHER LIABILITIES:
Long-term debt, less current portion	98,076	73,897
Deferred income taxes	76,853	78,406
Claims, insurance and other	38,300	36,757

Total other liabilities	213,229	189,060

STOCKHOLDERS’ EQUITY:
Common stock	25	25
Additional paid-in capital	223,846	223,713
Deferred compensation trust	(2,580)	(2,189)
Retained earnings	157,962	145,357

Total stockholders’ equity	379,253	366,906

Total liabilities and stockholders’ equity	$739,523	$686,445

Saia, Inc. and Subsidiaries

Consolidated Statements of Operations

For the Quarters Ended March 31, 2015 and 2014

(Amounts in thousands, except per share data)

(Unaudited)

	First Quarter
	2015	2014

OPERATING REVENUE	$293,022	$299,730

OPERATING EXPENSES:
Salaries, wages and employees’ benefits	157,729	150,222
Purchased transportation	17,714	21,991
Fuel, operating expenses and supplies	67,145	79,959
Operating taxes and licenses	9,096	8,975
Claims and insurance	4,837	9,518
Depreciation and amortization	15,199	13,841
Operating loss (gains), net	69	(7)

Total operating expenses	271,789	284,499

OPERATING INCOME	21,233	15,231

NONOPERATING EXPENSES:
Interest expense	1,019	1,316
Other, net	(51)	(30)

Nonoperating expenses, net	968	1,286

INCOME BEFORE INCOME TAXES	20,265	13,945
Income tax expense	7,660	5,369

NET INCOME	$12,605	$8,576

Average common shares outstanding - basic	24,803	24,382

Average common shares outstanding - diluted	25,513	25,361

Basic earnings per share	$0.51	$0.35

Diluted earnings per share	$0.49	$0.34

Saia, Inc. and Subsidiaries

Condensed Consolidated Statements of Cash Flows

For the Quarters Ended March 31, 2015 and 2014

(Amounts in thousands)

(Unaudited)

	Quarters
	2015	2014

OPERATING ACTIVITIES:
Net cash provided by operating activities	$26,160	$4,119

Net cash provided by operating activities	26,160	4,119

INVESTING ACTIVITIES:
Acquisition of business	(23,080)	—
Acquisition of property and equipment	(30,064)	(8,379)
Proceeds from disposal of property and equipment	294	156

Net cash used in investing activities	(52,850)	(8,223)

FINANCING ACTIVITIES:
Borrowings of revolving credit agreement, net	21,577	2,831
Proceeds from stock option exercises	1,842	1,956
Other financing activities	(900)	—

Net cash provided by financing activities	22,519	4,787

NET INCREASE (DECREASE) IN CASH AND CASH EQUIVALENTS	(4,171)	683
CASH AND CASH EQUIVALENTS, BEGINNING OF PERIOD	4,367	159

CASH AND CASH EQUIVALENTS, END OF PERIOD	$196	$842

NON-CASH ITEMS:
Acquisition of property and equipment financed with capital leases	$3,471	$—

Saia, Inc. and Subsidiaries

Financial Information

For the Quarters Ended March 31, 2015 and 2014

(Unaudited)

					First Quarter
		First Quarter		%	Amount/Workday		%
		2015	2014	Change	2015	2014	Change

Workdays					63	63

Operating ratio		92.8%	94.9%

Tonnage (1)	LTL	884	947	(6.6)	14.04	15.04	(6.6)
	TL	188	216	(13.0)	2.98	3.42	(13.0)

Shipments (1)	LTL	1,542	1,586	(2.8)	24.47	25.18	(2.8)
	TL	27	31	(13.0)	0.42	0.49	(13.0)

Revenue/cwt. (2)	LTL	$15.17	$14.51	4.6
	TL	$5.89	$5.71	3.3

Revenue/shipment (2)	LTL	$174.12	$173.28	0.5
	TL	$828.54	$801.82	3.3

Pounds/shipment	LTL	1,147	1,195	(3.9)
	TL	14,061	14,051	0.1

Length of Haul		773	753	2.7

(1)	In thousands
(2)	Revenue does not include the adjustment required for financial statement purposes in accordance with the Company’s revenue recognition policy and other revenue.